UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2013
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Idaho Power Company ("Idaho Power") has power cost adjustment ("PCA") mechanisms in its Idaho and Oregon jurisdictions that address the volatility of power supply costs and provide for annual adjustments to the rates charged to retail customers. The PCA tracks Idaho Power’s actual net power supply costs (primarily fuel and purchased power less off-system sales) and compares these amounts to net power supply costs currently being recovered in retail rates. In the Idaho jurisdiction, the annual PCA adjustments are based on (a) a forecast component, based on a forecast of net power supply costs in the coming year as compared to net power supply costs in base rates, and (b) a true-up component, based on the difference between the previous year’s actual net power supply costs and the previous year’s forecast.  The latter component also includes a balancing mechanism so that, over time, the actual collection or refund of authorized true-up dollars matches the amounts authorized.

On April 15, 2013, Idaho Power filed an application with the Idaho Public Utilities Commission ("IPUC") requesting a $140.4 million increase in Idaho PCA rates, effective for the 2013-2014 PCA collection period from June 1, 2013 to May 31, 2014. However, to lessen the single-year rate impact on customers of the PCA rate increase, Idaho Power's application included a proposal to defer $52.5 million of the PCA rate increase for inclusion in the June 1, 2014 to May 31, 2015 PCA collection period. The existing PCA mechanism includes a one-percent carrying charge on the amount that would be, if approved, deferred to the 2014-2015 PCA collection period. While the PCA mechanism contemplates the ability to spread the recovery of a single year's PCA amount over multiple years, the IPUC has historically approved recovery of PCA amounts in most instances over a single PCA collection period. As of the date of this report, Idaho Power is unable to predict the IPUC's decision on its PCA application, including whether it will authorize recovery of the PCA amount over a single-year or multi-year period.

Drivers of the magnitude of the PCA rate increase that Idaho Power requested in its application were actual hydroelectric generation and market energy prices for the 2012-2013 PCA year (April 1, 2012 through March 31, 2013) at amounts less than forecast, decreased impact of revenue sharing with customers during 2013 compared to 2012, forecast below-average hydroelectric generating conditions during the 2013-2014 PCA year (April 1, 2013 through March 31, 2014), lower market energy prices for excess power Idaho Power sells, and the expiration of other rate credits.

With the exception of power cost expenses incurred under the Public Utility Regulatory Policy Act of 1978 and certain demand response program costs that are fully passed through to customers, the PCA allows Idaho Power to pass through to customers 95% of the differences in actual net power supply expenses as compared to base power supply expenses, whether positive or negative. Thus, the primary financial statement impact of power supply cost deferrals is that cash is paid out but recovery of those costs from customers does not occur until a future period, impacting operating cash flows from year to year. If the IPUC were to accept Idaho Power's PCA application as submitted, including the proposed deferral of a portion of the PCA increase to the 2014-2015 PCA collection period, while it would reduce near-term cash flows, as of the date of this report IDACORP, Inc. and Idaho Power do not anticipate that such approval would have a material adverse impact on their respective financial condition or results of operations. IDACORP, Inc. and Idaho Power expect that the adverse near-term cash flow impact of the proposed deferral of a portion of the PCA increase to the 2014-2015 PCA collection period, if adopted by the IPUC, would be mitigated in part by the companies' current liquidity position (including as a result of the net proceeds from Idaho Power's previously reported issuance of debt securities in April 2013) and the availability of federal bonus depreciation.

Forward-Looking Statements

This Current Report on Form 8-K, and Idaho Power Company's Idaho Public Utilities Commission filing referred to in this Current Report on Form 8-K, contain (and other associated oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For example, Idaho Power Company's statement as to the potential impact on its financial condition or results of operations of Idaho Public Utility Commission approval of its power cost adjustment mechanism application is a forward-looking statement. In addition, any other statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those set forth in IDACORP, Inc.'s and Idaho Power Company's most recent Annual Report on Form 10-K and other reports filed by IDACORP, Inc. and Idaho Power Company with the U.S. Securities and Exchange Commission, which are available on IDACORP, Inc.'s website and are on file with the U.S. Securities and Exchange Commission. In regards to the outcome of Idaho Power Company's power cost adjustment application, additional factors that could cause actual results or outcomes to differ from those contained in forward-looking statements include the ultimate decisions of the Idaho Public

Utilities Commission, energy loads, energy efficiency activities, actual hydroelectric generation conditions, wholesale market power purchase and sale prices, the volume of off-system sales, fuel costs and availability, available transmission capacity, legislative power purchase mandates, the imposition of renewable energy requirements, the impacts of state and federal regulatory decisions, and actual power costs relative to forecasted costs. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP, Inc. and Idaho Power Company disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  April 15, 2013
IDACORP, INC.
By:   /s/ Rex Blackburn
Rex Blackburn
Senior Vice President and General Counsel

IDAHO POWER COMPANY
By:   /s/ Rex Blackburn
Rex Blackburn
Senior Vice President and General Counsel